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                                                                   EXHIBIT 10.23
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                                                             9/16/96

                                 TENNECO INC.

                              BOARD OF DIRECTORS
                 RESTRICTED STOCK AND RESTRICTED UNIT PROGRAM


     Pursuant to the Company's directors' fee structure, annually, on the second Tuesday of January, (the "Registration Date"), 300 units (the "Restricted Units") shall be credited to the account of each non-employee director of the Company (the "Outside Director") who is not a United States Resident, and said account shall be maintained by the Company's Compensation and Benefits Planning Department.

     Restrictions. During the Restricted Period the following restrictions shall apply to each Restricted Unit:

     (i) Should an Outside Director, prior to the expiration or earlier termination of the Restricted Period, resign from the Board, fail to stand for reelection to the Board, or otherwise cease to be a member of the Board of Directors of the Company, the Restricted Units shall be forfeited, unless otherwise determined by the disinterested members of the Committee; and

     (ii) No Restricted Unit may be sold, transferred, assigned, pledged, or otherwise encumbered, tendered or exchanged, or disposed of until the expiration or earlier termination of the Restricted Period.

     Dividend Equivalent. As soon as administratively feasible following the payment of any cash dividend on its Common Stock, the Company shall pay a "dividend equivalent" in an amount equal to any cash dividend paid by the Company on one share of Common Stock for each Restricted Unit outstanding under this Program.

     Delivery of Shares. Upon the expiration or earlier termination of the Restricted Period, the restrictions applicable to the Restricted Units shall lapse. As promptly as administratively feasible thereafter, the Company shall deliver to the Outside Director a stock certificate for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law, and the Restricted Units with respect to which the restrictions have lapsed shall cease to be outstanding. In the event the disinterested members of the Committee reasonably believe that the laws of the country in which the Outside Director resides prohibit payment in shares of Common Stock, then, in lieu of the delivery of such stock certificate and without any consent by the Outside Director, the company shall, at the direction of the disinterested members of the Committee, pay the Outside Director a cash amount equal to the Fair Market Value (as of the date the restrictions lapse) of the appropriate number of shares
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of Common Stock. The appropriate number of shares shall be equal to the number of Restricted Units with respect to which the restrictions have lapsed.

     Restricted Period. The restricted period (the "Restricted Period") applicable to the Restricted Units, as the case may be, begins on the Registration Date and, unless the disinterested members of the Committee shall determine otherwise, ends on the earliest of the Outside Director's: (i) death;
(ii) total disability; or (iii) retirement from the Board, after reaching the mandatory retirement age provided by Article II, Section 1 of the By Laws of the Company.

     Valuation of Restricted Units. The Restricted Units issued in connection with this Restricted Stock and Restricted Unit Program shall be issued at the Fair Market Value thereof, as of the Registration Date. "Fair Market Value" of a Restricted Unit is the mean between the highest and the lowest sales prices of a share of the Common Stock on the Composite Tape for such date, as reported by the National Quotation Bureau Incorporated; provided, that (i) if no sales of Common Stock are included on the Composite Tape for such date, or (ii) if in the opinion of the Committee the sales of Common Stock on such date are insufficient to constitute a representative market, the Fair Market Value of a Restricted Unit on such date shall be deemed equal to the mean between the highest and lowest sales prices of a share of Common Stock on the Composite Tape for the first preceding date on which sales of Common Stock are included and to which clause (ii) of this paragraph does not apply.

     Adjustments Upon Changes in Capitalization. Notwithstanding the foregoing, the Committee may at any time make or provide for adjustments to any outstanding Restricted Units with respect to which restrictions have not lapsed as it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like.

     Tax Matters. Under current tax law, the Outside Directors will incur no immediate U.S. income tax liability upon the award of the Restricted Units. The U.S. tax effect will be determined at the expiration or earlier termination of the Restricted Period, at which time the Restricted Units will cease to be outstanding and Common Stock will be delivered to the Director. The tax effect of such transaction will be determined by each Director's individual situation in the year of the delivery. Factors such as the amount of time spent in the United States and the existence and terms of any applicable tax treaty in effect at the time of the delivery of the Common Stock may affect the Director's ultimate income tax liability, both U.S. and foreign. Consultation with a professional tax advisor is recommended.

     Payments of the dividend equivalent will be regarded as compensation to the Director. As discussed above the proper tax treatment will depend on each Director's individual situation in the year in which the payments are made.

     Acknowledgment of Transaction. Each Outside Director shall provide the Company with an executed acknowledgment of the transaction, relating to the Restricted Units in such form as the Company may reasonably require.
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          This Program and the total compensation of any Outside Director of the
Company may be changed at any time by the Committee, and any Outside Director shall not have any rights to Restricted Units in any particular year until such shares are registered in his or her name.

          THE RESTRICTED UNITS REFERRED TO HEREIN SHALL NOT BE REGISTERED PRUSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED.